UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

Jackson Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40274	98-0486152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Corporate Way, Lansing, Michigan	48951
(Address of principal executive offices)	(Zip Code)

(517) 381-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered

Class A Common Stock, Par Value $0.01 Per Share	JXN	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a share of Fixed-Rate Reset Noncumulative Perpetual Preferred Stock, Series A	JXN PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2026, Jackson Financial Inc. (the "Company") entered into a Revolving Credit Agreement dated as of June 30, 2026 (the “Credit Agreement”) with a syndicate of banks and Wells Fargo Bank, National Association, as Administrative Agent. The Credit Agreement provides for borrowings for working capital and other general corporate purposes under aggregate commitments of $1.25 billion, with a sub-limit of $500 million available for letters of credit. The Credit Agreement further provides for the ability for the Company to request, subject to customary terms and conditions, an increase in commitments thereunder by up to an additional $500 million. Interest on borrowings may be based on a “Base Rate” (as defined in the Credit Agreement) or a “Term SOFR Rate” (as defined in the Credit Agreement), plus a margin ranging from 1.125% to 1.875% (in the case of borrowings based on the Term SOFR Rate) or from 0.125% to 0.875% (in the case of borrowings based on the Base Rate). The applicable margin is based upon the ratings assigned to the Company’s senior, unsecured, non-credit enhanced debt. Borrowings under the Credit Agreement are unsecured.

Commitments under the Credit Agreement terminate on June 30, 2031.The Credit Agreement provides the Company with two options to extend the termination date of the commitments of the applicable Consenting Bank (as defined in the Credit Agreement) by one year for each such option, subject to the agreement of the Required Banks (as defined in the Credit Agreement) under the Credit Agreement. The Credit Agreement replaces the Company’s existing $1 billion unsecured revolving credit agreement dated as of February 24, 2023, among the Company and a syndicate of banks and Bank of America, N. A., as Administrative Agent (the “2023 Credit Agreement”), which was scheduled to terminate in February 2028.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default (including a change of control provision) substantially similar to the 2023 Credit Agreement. The Credit Agreement contains financial maintenance covenants, including (i) a minimum adjusted consolidated net worth test of no less than the sum of (x) 65% of our adjusted consolidated net worth as of March 31, 2026, plus (y) 50% of the aggregate amount of any increase in adjusted consolidated net worth resulting from equity issuances by the Company and its consolidated subsidiaries after March 31, 2026, and (ii) a maximum consolidated indebtedness (including the outstanding principal amount of certain hybrid instruments) to total capitalization ratio test not to exceed 35%.

The foregoing summary is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as an Exhibit to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01. Entry into a Material Definitive Agreement for information regarding the Credit Agreement entered June 30, 2026.

SAFE HARBOR

The information in this report contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this report not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. Other factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2026, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements..

WEBSITE INFORMATION

Visit investors.jackson.com to view information regarding Jackson Financial Inc. We routinely use our investor relations website as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into and is not part of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated as of June 30, 2026, among Jackson Financial Inc., the Subsidiary Account Parties, as additional obligors, the Banks party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON FINANCIAL INC.

Date: June 30, 2026	By:	/s/ Don W. Cummings
	Name:	Don W. Cummings
	Title:	Executive Vice President and Chief Financial Officer